Mantyla MCREYNOLDS LLC

  The CPA. Never Underestimate The Value.

CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement, Post-effective Amendment No. 1, on Form S-1, for the registration of 3,846,154 shares of common stock, of our report dated April 15, 2009, on our audit of the financial statements of Reflect Scientific, Inc. as of December 31, 2008.  We also consent to the reference to our firm under the caption “Experts”.

/s/Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

July 15, 2009